     As filed with the Securities and Exchange Commission on June 15, 2000

                                                      Registration No. 333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          INTERLOTT TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                               31-1297916
      ------------------------          ------------------------------------
      (State of Incorporation)          (I.R.S. Employer Identification No.)

             7697 Innovation Way, Mason, Ohio                  45040
         --------------------------------------------------------------
         (Address of Principal Executive Offices)           (Zip Code)

                              --------------------

                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                              --------------------

                            Patricia O. Lowry, Esq.
                        Taft, Stettinius & Hollister LLP
                               425 Walnut Street
                             Cincinnati, Ohio 45202
                                 (513) 381-2838
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                            Proposed                 Proposed
         Title of                   Amount                   maximum                  maximum
        securities                   to be                  offering                 aggregate                Amount of
          to be                   registered                  price                  offering               registration
        registered                    (1)                 per share (2)              price (2)                   fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par              25,000                    $5.88                   $147,000                 $38.81
value                               shares

==========================================================================================================================

(1) This registration statement also covers such indeterminable number of additional shares of Common Stock of Interlott Technologies, Inc. as may become issuable with respect to all or any of such shares pursuant to antidilution provisions in the plan.

(2) Inserted solely for purposes of computing the registration fee and based, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the average of the high and low sales prices of the Common Stock on June 12, 2000, on the American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

              The documents listed below are incorporated by reference into and made a part of this registration statement. In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

              (a) The registrant's annual report on Form 10-K for the fiscal year ended December 31, 1999;

              (b)    All other reports filed by the registrant pursuant to
                     Section 13(a) or 15(d) of the Exchange Act since December 31, 1999; and

              (c) The description of the registrant's Common Stock contained in its registration statement on Form 8-A under Section 12 of the Exchange Act (Registration No. 1-12986), including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities

              Not applicable.

Item 5.  Interests of Named Experts and Counsel

              Not applicable.

Item 6.  Indemnification of Directors and Officers

              The Company's Certificate of Incorporation provides for indemnification of directors and officers of the Company to the extent permitted by the General Corporation Law of Delaware (the "GCL"), except that such a person may only be indemnified in connection with a proceeding initiated by that person if the proceeding was authorized by the Board of Directors of the Company. Section 145 of the GCL provides for indemnification of directors and officers from and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by them in connection with any civil, criminal, administrative or investigative claim or proceeding (including civil actions brought as derivative actions by or in the right of the corporation but only to the extent of expenses reasonably incurred in defending or settling such actions) in which they may become involved by reason of being a director or officer of the corporation if the director or officer acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If, in an action brought by or in the right of the corporation, the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty, he will only be entitled to such indemnity as the court finds to be proper. Persons who are successful in defense of any claim against them are entitled to indemnification as of right against expenses actually and reasonably incurred in connection therewith. In all other cases, indemnification shall be made (unless otherwise ordered by a court) only if the board of directors, acting by a majority vote of a quorum of disinterested directors, independent legal counsel or holders of a majority of the shares entitled to vote determines that the applicable standard of conduct has been met. Section 145 also provides such indemnity for directors and officers of a corporation who, at the request of the corporation, act as directors, officers, employees or agents of other corporations, partnerships or other enterprises.

Item 7.  Exemption from Registration Claimed

              Not applicable.

Item 8.  Exhibits

5             Opinion of Counsel
23.1          Consent of Grant Thornton LLP
23.2          Consent of KPMG LLP
23.3          Consent of Counsel (included in Exhibit 5)
24            Power of Attorney

Item 9.  Undertakings

         *(a)     The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         *(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




----------------------------


*Paragraph references correspond to those of Regulation S-K, Item 512.

                                   SIGNATURES

 The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mason, State of Ohio as of the 14th day of June, 2000.

                                                INTERLOTT TECHNOLOGIES, INC.


                                                By: /s/ David F. Nichols
                                                   -----------------------------
                                                    David F. Nichols
                                                    President


 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 14th day of June, 2000.


 Signature                               Title
 ---------                               -----


 /s/ L. Rogers Wells, Jr.                Chairman of the Board
-------------------------------------
 L. Rogers Wells, Jr.


 /s/ David F. Nichols                    President, Chief Executive Officer and
-------------------------------------    Director (principal executive officer)
 David F. Nichols


 /s/ Dennis W. Blazer                    Chief Financial Officer
-------------------------------------    (principal financial and accounting
Dennis W. Blazer                         officer)


 /s/ Gary S. Bell*                       Director
--------------------------------------
Gary S. Bell


 /s/ Kazmier J. Kasper*                  Director
-------------------------------------
Kazmier J. Kasper


 /s/ H. Jean Marshall*                   Director
--------------------------------------
H. Jean Marshall

 /s/ Edmund F. Turek                     Director
-------------------------------------
Edmund F. Turek


 /s/ John J. Wingfield*                  Director
-------------------------------------
John J. Wingfield



*Pursuant to Power of Attorney


By: /s/ David F. Nichols
   ----------------------------------
   David F. Nichols, Attorney-in-Fact








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